Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements

(Form S-8 Nos. 333-39927 and 333-52343, and Form S-3 Nos. 333-39174, 333-76436 and 333-109283) of Steiner Leisure Limited and in the related Prospectuses, of our report dated February 23, 2004 with respect to the consolidated financial statements of Steiner Leisure Limited included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Miami, Florida
March 11, 2004